Exhibit 10.12

Labor Dispatch Cooperation Agreement

Party A: [*]

Address: [*]

Party B: [*]

Address: [*]

Account Name: [*]

Bank: [*]

Account Number: [*]

According to the relevant provisions of the Civil Code of the People’s Republic of China, the Management Regulations for Internship of Vocational School Students, and other relevant laws and regulations, Party A and Party B voluntarily and in good faith negotiate and sign this Labor Dispatch Cooperation Agreement to jointly abide by.

Article 1 Definitions

“Labor dispatch” as referred to in this Agreement refers to Party B providing student dispatch services to Party A according to Party A’s needs and requirements.

“Dispatched personnel” or “Party B’s dispatched personnel” refers to the students sent by Party B to Party A for internship according to Party A’s labor dispatch requirements.

Article 2 Qualification Certification

(1) Party A is a company registered with the local Administration for Industry and Commerce and recognized by the labor administration department as having the qualifications to employ personnel.

(2) Party B is a company or school registered with the local Administration for Industry and Commerce or approved by the education or labor administration department, and has legal business or school operation qualifications.

(3) Both Party A and Party B shall provide the corresponding certificates (copies) as attachments to this Agreement.

Article 3 Agreement Term

The term of this Agreement is from [DATE] to [DATE] .

Article 4 Conditions for Party B’s Dispatched Personnel

(1) Must complete the internship period at Party A.

(2) Must be full-time students of [SCHOOL], with legal student status and no restrictions on major.

(3) Must have a junior high school degree or above, with no restrictions on major.

(4) Must meet the legally prescribed employment age and have a valid second-generation ID card.

(5) Must be physically fit, able to understand Mandarin, and have normal communication and communication abilities.

(6) Must not be color-blind, with uncorrected visual acuity of no less than 0.8 in one eye and no less than 1.0 after correction.

(7) Cannot be first-year students.

(8) Must be physically healthy, with no diseases that may affect the health of Party A’s members, such as mental illness, infectious diseases, heart disease, and epilepsy.

Article 5 Cooperation

(1) Party A shall provide the following personnel needs:

Position: [*];

Number:[*]

The first batch of [*] personnel;

Internship period: from [DATE] to [DATE];

Reporting date: from [DATE] to [DATE].

(2) Party B shall strictly follow Party A’s personnel needs to transport personnel to Party A within the reporting date. After the transport personnel arrive at Party A on time, Party A will conduct comprehensive interviews, physical examinations, etc. for them. The transport personnel who meet the requirements after Party A’s confirmation will be included in the “Formal List of Transport Personnel” produced by Party A and submitted to Party B, which will serve as the final list of transport personnel under this contract. Party B shall unconditionally take back the transport personnel who fail to meet the requirements confirmed by Party A.

Article 6 Costs and Payment Methods

Subsidies for transport personnel, calculation of management fees and payment methods:

☐ Hourly calculation model

1. Total unit price/yuan/hour (hereinafter referred to as “H”), basic living allowance for transport personnel issued at a rate of yuan/H, and management fees issued at a rate of yuan/H.

☐ Fixed management fee calculation model

1.	Party B shall pay a basic living allowance of RMB [*]/month for transport personnel (including a performance bonus of RMB [*]/month and a full attendance bonus of yuan/month), which shall be settled monthly. Party A shall pay the subsidy for the previous month to the personal bank account of the transport personnel on the [*] of each month.

2.	Management fee of Party B

(1)	Management fee standard (N): RMB [*]/person/month.

(2)	Management fees shall be calculated according to the following rules: (1) Party B’s transport personnel who interrupt their internships without Party A’s consent shall not be paid management fees; (2) Party B’s transport personnel whose internship dates are less than 10 working days shall not be paid management fees; (3) Party B’s transport personnel who do not provide complete information in accordance with Article 8(3) of this Agreement shall not be paid management fees; (4) For Party B’s transport personnel who terminate their internships with Party A’s consent, management fees shall be calculated based on the actual number of internship days in that month, using the formula: N yuan * actual number of internship days in that month/natural number of days in that month; (5) If Party B’s transport personnel have unauthorized absences during that month, when calculating the management fee for that transport personnel, it shall be deducted at the rate of 【absenteeism hours2N yuan/natural days in that month/8 hours】; (6) If Party B’s transport personnel take personal leave during that month, when calculating the management fee for that transport personnel, it shall be deducted at the rate of 【leave hoursN yuan/natural days in that month/8 hours】; (7) The tax point for management fees shall be borne by Party A.

(3)	Party A and Party B shall calculate the management fees for the previous month according to the rules before the 15th of each month. After the calculation and confirmation are correct, Party A shall pay the fees to Party B’s bank account within 20 working days after receiving Party B’s value-added tax special invoice.

3.	Other subsidies: This contract enjoys the following subsidies: 1, 2, 3

(1)	Overtime allowance: calculated based on living allowance, 1.5 times overtime on weekdays, 2.0 times overtime on weekends, and 3.0 times overtime on holidays.

(2)	Night shift subsidy: If there are transportation personnel who have been interning at Party A for more than zero hours, a night shift subsidy of 20 yuan/day will be issued each time.

(3)	Food subsidy: The transportation personnel will receive a monthly subsidy of 180 yuan (calculated based on actual attendance days, of which 180 yuan will be credited to the transportation personnel’s meal card, and/yuan will be paid to Party B along with the monthly management fee).

(4)	Full attendance subsidy: After the transportation personnel become formal employees of Party A, they can enjoy the full attendance subsidy if their attendance is full attendance in the current month.

(5)	Holiday allowance: Dragon Boat Festival/yuan; Mid Autumn Festival&National Day/yuan; Spring Festival/yuan.

(6)	Subsidy for road fees: Party A shall pay the road fees to Party B, with a standard of/yuan. At the end of each month, the transportation fee shall be calculated and paid according to the personnel on duty, and shall be reimbursed with a special ticket. The transportation fee shall be transferred by Party A to Party B’s designated bank account.

(7)	Subsidy for resident teachers: Party A shall pay Party B a monthly subsidy for resident teachers, with a standard of/yuan/month/person, and shall be reimbursed with a special invoice. The subsidy for resident teachers shall be paid by Party A to the bank account designated by Party B.

4.	During the working period, Party A provides free accommodation for the transportation personnel, and the company subsidizes water, electricity, and other expenses by 30 yuan/month. The excess amount shall be borne by the individual, and Party A shall deduct the payment on behalf of Party A.

Article 7 Rights and Obligations of Party A

1.	Party A shall provide general knowledge, job-related and relevant skill training to the personnel sent by Party B.

2.	Party A has the right to adjust the positions of the personnel sent by Party B according to actual production needs.

3.	Party A shall arrange its staff as guiding teachers for the interns sent by Party B, and provide guidance and assessment for the interns during the internship period.

4.	Party A shall arrange for the personnel sent by Party B to work according to the regular working hours of Party A’s formal employees (5-day, 8-hour work system and two-shift system), with a daily working time generally not exceeding 12 hours and a monthly rest of no less than 2 days.

5.	Party A shall provide necessary labor protection for the personnel sent by Party B, guarantee the labor safety of the personnel during work, and purchase commercial accident insurance for them.

6.	If the personnel sent by Party B have accidents due to work during the internship period, and it falls within the scope of the commercial accident insurance, Party A shall handle it according to the commercial accident insurance claim process.

7.	The personnel sent by Party B can enjoy medical welfare in the medical room of Party A.

8.	During the internship period, if Party A believes that the personnel sent by Party B are not competent for the position, do not obey work arrangements, or fail to pass the assessment, Party A can return the personnel to Party B.

9.	If Party A needs to extend or shorten the term of this contract due to business changes, both parties shall negotiate and agree to change this contract, except as otherwise provided in this contract.

10.	Party A has the right to handle disciplinary violations of the personnel sent by Party B in accordance with Party A’s rules and regulations.

11.	After the internship period expires, Party A is responsible for assisting the personnel sent by Party B in the internship appraisal. For the personnel sent by Party B who pass the internship assessment as excellent and with Party A’s consent, they may be converted to formal employees of Party A.

12.	Party A provides free accommodation for the teachers sent by Party B. For the teachers sent by Party B who do not meet the requirements of this agreement, Party A has the right to request Party B to replace them.

13.	Party A shall assist Party B in managing the teachers sent by Party B and assist the teachers in handling various issues that arise during the term of this contract.

14.	Party A shall pay the fees in accordance with the provisions of this agreement and on time.

15.	If there is a group dispute involving the personnel sent by Party B, or if Party A has no production orders due to changes in production and operation, Party A has the right to return the personnel sent by Party B to Party B, and Party B shall cooperate unconditionally.

16.	Party A shall not disclose the contents of this agreement to any third party other than Party A and Party B, and shall not disclose the business secrets of Party B (including this agreement and its annexes and all plans before and after the signing of this agreement).

Article 8 Rights and Obligations of Party B

1.	The dispatch personnel of Party B shall comply with the provisions of Article 4 of this Agreement.

2.	Party B must sign a work-study agreement with the dispatch personnel and their parents, which should specify the internship conditions, internship environment, internship subsidies, the rights and obligations of the dispatch personnel during the internship, and ensure that the dispatch personnel and their parents agree in writing to the internship at Party A. Party B shall provide a copy of the work-study agreement to Party A for record keeping.

3.	Party B shall assist Party A in collecting and sorting out the information of the dispatch personnel, including resumes, copies of the second-generation ID cards (4 copies), two 1-inch color photos (wearing dark formal clothes), and tripartite internship agreements, etc.

4.	Party B shall strictly fulfill its guardianship responsibilities towards the dispatch personnel, including maintaining communication with them, conducting irregular conversations, and timely resolving issues raised by the dispatch personnel.

5.	In accordance with the ratio of one resident teacher for every 100 dispatched personnel, Party B shall dispatch resident teachers to Party A. The resident teachers of Party B shall: (1) strictly fulfill their management responsibilities towards the dispatch personnel, responsible for the daily management of the dispatch personnel’s internship work and life; (2) maintain smooth communication with the dispatch personnel, regularly understanding their thoughts; (3) be responsible for collecting and resolving issues raised by the dispatch personnel; (4) be responsible for educating the dispatch personnel on ideology, safety, and other matters; (5) be responsible for communicating with the dispatch personnel’s parents; (6) in case of any abnormal situation of the dispatch personnel of Party B, the resident teacher shall promptly notify Party A; (7) abide by Party A’s rules and regulations and obey Party A’s management; (8) assist the dispatch personnel in completing the procedures for leaving the factory and returning any items required by Party A.

6.	Party B shall purchase accident insurance for the dispatched personnel. In case of disputes, accidents, or other incidents, Party B shall be responsible for handling them.

7.	Party B shall ensure that the dispatched personnel of Party B intern at Party A until the end of the internship period specified in this Agreement. Without Party A’s consent, Party B shall not withdraw the dispatched personnel from Party A.

8.	During the contract period, Party B shall ensure that the dispatched personnel must obtain the consent of the resident teacher before leaving Party A’s factory area. If the dispatched personnel of Party B leave Party A for any reason, Party B shall promptly notify Party A.

9.	For all dispatched personnel returned to Party B by Party A, Party B shall be responsible for receiving them and handling the procedures.

10.	After the internship period expires, Party B shall arrange for the handover procedures and organize the dispatched personnel of Party B to leave Party A’s factory area in an orderly manner and ensure the safe return to school or home of all dispatched personnel.

11.	Party B shall not disclose the contents of this Agreement to any third party other than Party A and Party B and shall not disclose Party A’s business secrets (including this Agreement and its attachments, and various plans before and after the signing of the Agreement).

Article 9 Deposit Terms

1.	When signing this agreement, Party B shall pay a deposit of [*] yuan per person to Party A, totaling RMB [*]. This deposit is used to ensure that Party B will strictly provide qualified services to Party A in accordance with the agreement. After the end of the onboarding period and Party B has submitted the original deposit receipt to Party A, Party A shall calculate the deposit in accordance with the deposit refund rules. If there is a need to refund the deposit, Party A shall refund the corresponding deposit within 20 working days after the calculation.

2.	Deposit refund rules:

(1)	If the number of personnel in the “Official List of Transportation Personnel” exceeds 90% (including 90%) of the transportation demand of Party A, and there are no other breach of contract, Party A shall refund the full deposit;

(2)	If the number of personnel in the “Official List of Transportation Personnel” is between 50% and 90% (excluding this number) of the transportation demand of Party A, and there are no other breach of contract, Party A shall refund the deposit according to this proportion, and the remaining deposit shall not be refunded.

(3)	If the number of personnel in the “Official List of Transportation Personnel” is less than 50% (including 50%) of the number of transportation personnel required by Party A, the full deposit will not be refunded.

(4)	If Party B violates any of the terms of this agreement, it will not refund the entire deposit.

(5)	If there are events or mass incidents that affect the normal production and operation of Party A due to the reasons of Party B or Party B’s transportation personnel, the full deposit will not be refunded.

Article 10 Liability for Breach of Contract

1.	If either party violates this agreement and causes economic losses to the other party, they shall compensate the other party for their economic losses.

2.	If any transportation personnel of Party B (except with the consent of Party A) fail to intern until the end of the internship period as agreed in this agreement, Party A may not issue internship subsidies and management fees to transportation personnel who have not yet completed their internship. Party B shall pay a penalty of 1600 yuan per person to Party A. If the penalty is not sufficient to compensate for the losses caused to Party A, Party B shall also compensate for the losses caused to Party A.

3.	If Party B or its transport personnel refuse to return the items specified by Party A, otherwise Party A has the right to deduct the price of the returned items from the transport personnel subsidy or management fee.

4.	If Party A fails to pay the fees as agreed in the agreement without reason, Party A shall pay a penalty of 0.3% of the delayed payment amount to Party B every day. If Party A continuously delays the payment for more than two months or fails to fulfill the agreement due to default, Party B has the right to terminate the agreement and recover the arrears and liquidated damages in accordance with the law.

5.	If there are events or mass incidents that affect the normal production and operation of Party A due to the reasons of Party B or Party B’s transportation personnel, Party A has the right to immediately terminate this labor transportation agreement. If losses are caused to Party A, Party B shall also be liable for compensation.

Article 11 Change and Termination of Agreement

1.	If either party has legitimate reasons to request a change to this agreement, they must notify the other party in writing 30 days in advance and negotiate a solution. Both parties shall sign a separate change agreement.

2.	If both parties no longer renew this agreement upon the expiration of this agreement, or if Party A terminates the agreement in advance due to business and business needs, or if one party breaches the agreement and terminates the agreement in advance, then this agreement shall be terminated. However, the termination of the agreement shall not harm the interests of third parties, otherwise the defaulting party shall bear the responsibility.

Article 12 Supplementary Provisions

1.	Unless otherwise agreed by both parties, any formal correspondence and settlement related to this agreement between Party A and Party B shall be based on the information reserved by both parties in this agreement. If there is any change in the name, legal address, remitter, payee, account opening bank, or bank account of either party, the changing party shall notify the other party in writing at least five days in advance (such written notice must be stamped with official seal and signed and confirmed by the authorized representative of this contract), otherwise the reserved information will be deemed valid.

2.	For matters not covered in this agreement, both parties may negotiate and sign a supplementary agreement, which has the same legal effect as this agreement.

3.	All disputes arising from the performance of this agreement shall be resolved through friendly consultation between both parties. If it cannot be resolved through consultation, a lawsuit shall be filed with the people’s court in the place where Party A is located. The losing party shall bear the corresponding litigation costs.

4.	This agreement is made in duplicate, with Party A holding two copies and Party B holding one copy. It shall come into effect from the date when both parties have the authorized signatories to sign and affix their official seals.